Exhibit 10.3

2016 NQSO Award Notice and Agreement

NONQUALIFIED STOCK OPTION AWARD NOTICE

HMS Holdings Corp.

2016 Omnibus Incentive Plan

Dear <Participant Name>,

Congratulations, HMS Holdings Corp. (the “Company”) has granted you a stock option award under the Company’s 2016 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”). A stock option gives you the right to purchase a specific number of shares of the Company’s common stock at a fixed price, assuming that you satisfy the terms and conditions of the Plan and the attached implementing Nonqualified Stock Option Award Agreement (the “Award Agreement”). We would like you to have an opportunity to share in the success of the Company through this stock option award under the Plan. The following represents a brief description of your individual award.

Stock Option Award Summary:

Date of Grant	<Date>
Option Shares	<Number of Shares Covered by the Option Granted>
Option Exercise Price per Share	$_____
Exercisability	_______________________. Each of those dates is an “Exercisability Date.”
Option Expiration Date	<Date of tenth anniversary of the Date of Grant>

•	You have been granted a nonqualified stock option (the “Option”) to purchase shares of the Company’s common stock (“Shares”). The total number of Shares covered by the Option granted to you is in the chart above under “Option Shares” and the price per share is under “Option Exercise Price per Share.”

•	The potential value of your stock option award increases if the price of the Company’s stock increases, but you also have to continue to provide services to the Company (except as the Award Agreement provides) to actually receive such value. Of course, the value of the stock may go up and down over time.

•	You cannot exercise the Option (actually purchase Shares) until it becomes exercisable. Your stock option becomes exercisable as provided in the chart above under “Exercisability,” assuming you remain a member of the Board of Directors of the Company or an employee of the Company through each Exercisability Date and subject to the terms in the Award Agreement.

•	Additional details regarding your stock option award are provided in the Plan and the Award Agreement.

•	Whether or not you decide to exercise your stock option and purchase the Shares is your decision, and you have until the stock option expires (which will be no later than the tenth anniversary of the “Date of Grant” but can end earlier in various situations) to make that decision.

•	Once you have purchased the Shares, you will own them and may decide whether to hold the stock, sell the stock or give the stock to someone as a gift.

You can access the Merrill Lynch website, including updates and additional information at: https://www29.benefits.ml.com/login/login.aspx. Please email EquityAdministration@hms.com with any questions regarding the Merrill Lynch website.

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

HMS Holdings Corp.

2016 Omnibus Incentive Plan

HMS Holdings Corp. (the “Company”) has granted you, the individual named in the attached Nonqualified Stock Option Award Notice (the “Award Notice”), an option (the “Option”) to purchase from the Company a specific number of shares of the Company’s common stock (“Shares”) at a specified price per Share (the “Option Exercise Price”) under the HMS Holdings Corp. 2016 Omnibus Incentive Plan (as it may be amended from time to time) (the “Plan”), the terms of which are incorporated by reference herein in their entirety. The Option is subject in all respects to the applicable provisions of the Plan, the Award Notice and this Nonqualified Stock Option Award Agreement (the “Award Agreement”). Any term used in this Award Agreement that is not specifically defined herein or in the Award Notice shall have the meaning specified in the Plan.

Please refer to the attached Award Notice for individualized details regarding your stock Option award, including the Date of Grant, the total number of Shares covered by the Option granted to you (the “Option Shares”), the Option Exercise Price per Share, the schedule for Exercisability and applicable Exercisability Dates, and the latest date the Option will expire (the “Option Expiration Date”).

The Plan document and the Prospectus for the Plan are available on the Merrill Lynch website. The Company’s Registration Statement on Form S-8, the Company’s Annual Report on Form 10-K, and other filings the Company makes with the Securities and Exchange Commission are available for your review under the Investor Relations tab on the Company’s web site (http://investor.hms.com/financials.cfm). You may also obtain paper copies of these documents, without charge, upon request to the Company’s Corporate Secretary, 5615 High Point Drive, Irving, Texas 75038, telephone: 972-916-2380.

Neither the Company nor anyone else is making any representations or promises regarding the duration of your service, exercisability of the Option, the value of the Shares or of this Option, or the Company's prospects. The Company is not providing any advice regarding tax consequences to you or your decisions regarding the Option; you agree to rely only upon your own personal advisors.

NO ONE MAY SELL, TRANSFER, OR DISTRIBUTE THE OPTION OR THE SECURITIES THAT MAY BE PURCHASED UPON EXERCISING THE OPTION WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR OTHER INFORMATION AND REPRESENTATIONS SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

In addition to the Plan’s terms and restrictions, the following terms and restrictions apply:

Option Exercisability	While the Option remains in effect under the Option Expiration section below, you may exercise any exercisable portions of the Option (and buy the Option Shares) under the timing rules of this section.

The Option will become vested and exercisable according to the schedule provided in the Award Notice assuming that you remain a member of the Company’s Board of Directors (the “Board”) or an employee of the Company through each Exercisability Date, as designated by the Compensation Committee (the “Committee”) of the Board.

Unless otherwise determined by the Committee, if your service with the Board ends as a result of your disability or death, the Option will become vested and fully exercisable on your termination of service. For this purpose, “disability” means permanent and total disability as defined by Section 22(e)(3) of the Internal Revenue Code.

If your service ends as a result of Retirement, you will be treated as continuing in service for vesting purposes and the portion of the Option that was exercisable on the date of Retirement shall remain exercisable until (i) the earlier to occur of second anniversary of your Retirement and (ii) the Option Expiration Date. “Retirement” for the purpose of this Award Agreement means cessation of service on or after attaining age 60 and completing five years of service with the Company.

Change in	In the event a Change in Control occurs, the Option will be treated as provided in Section 11 of the Plan if within 24 months following the Change in Control, your service ends on a termination without Gross Misconduct, provided also that the Option will remain outstanding for twelve months following such termination but not beyond the Option Expiration Date.

Option Expiration	The Option will expire no later than the close of business on the Option Expiration Date. Unless the Committee determines otherwise, unexercisable portions of the Option expire immediately when you cease to be a Director (unless you are concurrently remaining or becoming an employee, or, for an employee, concurrently remaining or becoming a member of the Board). If the Company terminates your service for Gross Misconduct, the Option will immediately expire without regard to whether it is then exercisable. “Gross Misconduct” for purposes of this Award Agreement shall mean the occurrence of one of the following events: (A) your conviction or plea of guilty or nolo contendere to any felony (or to a felony charge reduced to a misdemeanor), (B) theft or embezzlement of assets of the Company or an Affiliate, or (C) violation of the terms of any non-competition, non-disclosure, confidentiality or similar obligation or agreement with respect to the Company or any Affiliate to which the Plan participant is a party.

Exercisable portions of the Option remain exercisable until the first to occur of the following (the “Final Exercise Date”), each as defined further in the Plan or this Award Agreement:

•	Three months (measured to the corresponding date in the month) after your employment (or directorship) ends if you resign or if the Company terminates your employment or service without Gross Misconduct, except as provided above under the Change in Control section;

•	For death or disability, the first anniversary of the date employment or service ends;

•	For Retirement, the end of the second year following your date of Retirement; or

•	The Option Expiration Date.

The Committee can override the expiration provisions of this Award Agreement as provided in Section 6(b) of the Plan (including without limitation as a result of a legal prohibition on exercise or an applicable “black-out period” or “lock-up” agreement).

Method of Exercise and Payment for Shares	Subject to this Award Agreement and the Plan, you may exercise the Option only by providing a written notice (or notice through another previously approved method, which could include a voice- or web-based, other electronic, or e-mail system) to the Corporate Secretary of the Company or the Corporate Secretary’s designee, received on or before the date the Option expires. Each such notice must satisfy whatever then-current procedures apply to that Option and must contain such representations (statements from you about your situation) as the Company requires. You must, at the same time, pay the Option Exercise Price using one or more of the following methods:

Cash/ Check	by cash or check in the amount of the Option Exercise Price payable to the order of the Company;

Cashless Exercise	through an approved cashless exercise method, including directing the Company to send the stock certificates (or other acceptable evidence of ownership) to be issued under the Option to a licensed broker acceptable to the Company as your agent in exchange for the broker’s tendering to the Company cash (or acceptable cash equivalents) equal to the Option Exercise Price and, if you so elect, any required tax withholdings;

Net Exercise	by delivery of a notice of “net exercise” to us or as directed by the Company, as a result of which you will receive (i) the number of Shares underlying the portion of the Option being exercised less (ii) such number of shares as is equal to (x) the aggregate Option Exercise Price for the portion of the Option being exercised divided by (y) the Fair Market Value on the date of exercise;

Stock	if permitted by the Committee, by delivery of Shares that you already own having a Fair Market Value equal to the Option Exercise Price on the date of exercise, provided that (i) applicable law then permits such method of payment, (ii) you owned such Shares, if acquired directly from the Company, for such minimum period of time, if any, as the Committee may establish in its discretion, and (iii) the Shares are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar restrictions; or

any combination of the above permitted forms for payment.

Withholding	The issuance of the Option Shares is contingent on satisfaction of all obligations with respect to required tax or other required withholdings (for example, in the United States, any applicable Federal, state, and local taxes). The Company may take any action permitted under Section 14(c) of the Plan to satisfy such obligation, including, as permitted by the Committee, satisfying the tax obligations by (i) reducing the number of Option Shares to be issued to you in connection with any exercise of such Option by the number of Option Shares (valued at their Fair Market Value on the date of exercise) that would equal all taxes required to be withheld (at their minimum withholding levels, except as otherwise permitted by the Committee or the Board), (ii) accepting payment of the withholdings directly from you or from a broker in connection with a Cashless Exercise of the Option (as set forth above under Cashless Exercise), or (iii) taking any other action under Section 14(c) of the Plan.

Compliance with Law	You may not exercise the Option if the Company’s issuing stock upon such exercise would violate any applicable Federal or state securities laws or other laws or regulations. You may not sell or otherwise dispose of the Option Shares in violation of applicable law. As part of this prohibition, you may not use the Cashless Exercise methods if the Company’s insider trading policy then prohibits you from selling to the market.

Additional Conditions to Exercise	The Company may postpone issuing and delivering any Option Shares for so long as the Company determines to be advisable to satisfy the following:

its completing or amending any securities registration or qualification of the Option Shares or its or your satisfying any exemption from registration under any Federal or state law, rule, or regulation;

its receiving proof it considers satisfactory that a person seeking to exercise the Option after your death is entitled to do so;

your complying with any requests for representations under the Plan; and/or your complying with any Federal, state, or local tax withholding obligations.

Additional Representations from You	If you exercise the Option at a time when the Company does not have a current registration statement (generally on Form S-8) under the Securities Act of 1933 (the “Act”) that covers issuances of shares to you, you must comply with the following before the Company will issue the Option Shares to you. You must —

represent to the Company, in a manner satisfactory to the Company’s counsel, that you are acquiring the Option Shares for your own account and not with a view to reselling or distributing the Option Shares; and

agree that you will not sell, transfer, or otherwise dispose of the Option Shares unless:

a registration statement under the Act is effective at the time of disposition with respect to the Option Shares you propose to sell, transfer, or otherwise dispose of; or

the Company has received an opinion of counsel or other information and representations it considers satisfactory to the effect that, because of Rule 144 under the Act or otherwise, no registration under the Act is required.

No Effect on Employment Other Relationship	Nothing in this Award Agreement restricts the Company’s rights or those of any of its Affiliates to terminate your employment or other relationship at any time or and for any or no reason. The termination of employment or other relationship, whether by the Company or any of its Affiliates or otherwise, and regardless of the reason for such termination, has the consequences provided for under the Plan and any applicable employment or severance agreement or plan.

Not a Shareholder	You understand and agree that the Company will not consider you a shareholder for any purpose with respect to any of the Option Shares until you have exercised the Option, paid for the shares, and received evidence of ownership.

No Effect on Running Business	You understand and agree that the existence of the Option will not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stock, with preference ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether or not of a similar character to those described above.

Governing Law	The laws of the State of Delaware will govern all matters relating to the Option, without regard to the principles of conflict of laws.

Clawbacks	The Committee may cancel this Option if you have engaged in or are engaging in activity that is in conflict with or adverse to the interest of the Company while employed by or providing services to the Company or any subsidiary, including fraud or conduct contributing to any financial restatements or irregularities. The Committee may cause you to forfeit any compensation, gain or other value realized thereafter on the vesting or exercise of the Option or the sale of Shares acquired under the Option, and must promptly repay such amounts to the Company. You agree that the Committee may require you to promptly repay to the Company any amount in excess of what you should have received under the terms of the Option for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error). Furthermore, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, the Option shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

Notices	Unless the Company specifies another method of transmitting notice, any notice to the Company under this Award Agreement must be sent in writing, by hand or by mail, to the office of the Company’s Corporate Secretary at the Company’s then corporate headquarters. The Company will address any notices to you using its standard electronic communications methods, or to your current office or home address, as reflected in the Company’s personnel or other business records. You and the Company may change the address for notice by like notice to the other, and the Company may also change the address for notice by general announcements to the Plan participants.

Amendment	The Committee may amend the Option without your consent provided that it concludes such amendment is not materially adverse to you, is required for compliance with Section 409A, or is permitted under Section 12 of the Plan.

Plan Governs	Wherever a conflict may arise between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan will control. The Committee may adjust the number of Option Shares, the Option Exercise Price, and other terms of the Option from time to time as the Plan provides.

Electronic Execution of Award Agreement	You, by your electronic execution of this Award Agreement, agree to the terms and conditions contained herein and further agree to execute any documents requested by the Company required to effect the issuance of stock to you in connection with your exercise of the Option.